SCHEDULE 14C(Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                           SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934.

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14c-5(d)(2))
[x] Definitive Information Statement.

                         FOOD TECHNOLOGY SERVICE, INC.

              (Name of Registrant as specified in its Charter)

                                    None.

          (Name of person(s) Filing Information Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount Previously Paid:

   (2)  Form, Schedule or Registration Statement No.:

   (3)  Filing Party:

   (4)  Date Filed:

                         FOOD TECHNOLOGY SERVICE, INC.
                             502 Prairie Mine Road
                            Mulberry, Florida 33860

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 18, 1999




TO THE SHAREHOLDERS OF FOOD TECHNOLOGY SERVICE, INC.:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of the Shareholders of Food Technology Service, Inc., a Florida corporation (the "Company"), will be held at the University of South Florida, College of Public Health Auditorium, 13201 Bruce B. Downs Boulevard, Tampa, Florida 33612-3805, on
May 18, 1999, at 9:00 a.m., local time, to act on the following matters:

     1. To elect six (6) persons to serve as directors of the Company until the 2000 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified;

     2. To consider and act upon a proposal to amend the Company's 1992 Incentive and Non-Statutory Stock Option Plan to increase the number of shares issuable pursuant to the exercise of options granted under said plan from 150,000 to 300,000 shares of the Common Stock of the Company;

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only Shareholders of record at 5:00 p.m., Eastern Standard Time, on April 16, 1999, are entitled to receive notice of, and to vote at, the Annual Meeting.


                                     By Order of the Board of Directors

                                     /s/ Pete Ellis
                                     ---------------
                                     E. W. (Pete) Ellis
                                     President


April 19, 1999
Mulberry, Florida

                         FOOD TECHNOLOGY SERVICE, INC.
                             502 Prairie Mine Road
                            Mulberry, Florida 33860



                            INFORMATION STATEMENT

                     1999 ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held May 18, 1999


                            GENERAL INFORMATION

     This Information Statement is being furnished to the holders ("Shareholders") of the common shares, par value $.01 per share (the "Common Shares"), of Food Technology Service, Inc., a Florida corporation (the "Company"), in connection with the 1999 Annual Meeting of Shareholders to be held on May 18, 1999, at 9:00 a.m. (the "Annual Meeting"), and at any adjournment thereof. The Annual Meeting will be held at the University of South Florida, College of Public Health Auditorium, 13201 Bruce B. Downs Boulevard, Tampa, Florida 33612-3805. This Information Statement is first being sent to Shareholders, together with the Notice of Annual Meeting, on or about April 19, 1999.

     At the Annual Meeting, Shareholders will be asked to consider and vote on
(i) the election of six (6) persons to serve as directors on the Board and (ii) an amendment to the Company's 1992 Incentive and Non-Statutory Stock Option Plan (the "Option Plan") increasing the number of shares reserved thereunder from 150,000 to 300,000. The Shareholders will also be asked to transact such other business as may properly come before the meeting or any adjournment thereof.

     A copy of the Company's Annual Report for 1998 is enclosed.

                             VOTING SECURITIES

     The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on April 16, 1999, as the record date (the "Record Date") for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On April 16, 1999, there were approximately 10,097,924 issued and outstanding Common Shares of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting. The affirmative vote of a majority of those shares represented at the meeting is necessary for the election of the nominees as Directors and the amendment of the Option Plan.

     MDS Nordion ("Nordion"), the owner of approximately 60% of the outstanding shares of Common Stock of the Company, has indicated its intent to vote in favor of the election of the proposed slate of Directors and for the amendment to the Company's Option Plan. The vote represented by this shareholder is sufficient to approve such election, THEREFORE, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Shareholders are invited to attend the Annual Meeting and can vote in person at that time.

                            ELECTION OF DIRECTORS

     The Company currently has six (6) Directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has nominated six (6) persons (each, a "Nominee"), all of whom are currently Directors, to stand for election as a Director, to serve until the 2000 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

Nominees for Director

     Each Director of the Company serves as a Director for a term of one (1) year and until his successor is duly elected and qualified. The following sets forth for each Nominee, his name and age, positions and/or offices held with the Company, the period during which each Nominee served in such positions and/or offices, a description of his business experience during the past five
(5) years or more, and other biographical information.

     E. W. (Pete) Ellis has been President, Chief Executive Officer and Director since December 1996. He has been in the food business for the past 33 years, ten years of which were spent with Oscar Mayer & Co., and fifteen years with ConAgra. He was employed in sales and marketing with both companies. He was President and owner of Ellis, Harris, and Associates, Inc., a food brokerage company, from 1986 to 1988.

     Frank M. Fraser served as a Director of the Company from May 1992 through September 1993. He was reelected as a Director in July 1996. He is presently retired. He was Vice President of Market Development at Nordion. In June 1964, Mr. Fraser joined Atomic Energy of Canada Limited (now MDS Nordion) as a project engineer. He is a Director of the Canadian Irradiation Centre Laval, Quebec. He is also the Canadian delegate to the International Consultative Group on Food Irradiation and has Chaired the International Meeting on Radiation Processing.

     John Hammond was appointed to serve as a Director of the Company on February 9, 1999 until the next annual stockholders meeting. Mr. Hammond has 29 years of food business experience with Central Soya, Inc., ConAgra and, for the last 9 years, with Hillandale Farms as Vice-President of Operations.

     R. Craig Hunter served as a Director of the Company since September 1998. He is Vice President of Business Development of MDS Nordion's Industrial Irradiation Business Unit. Previously he was Vice President International at Kolmar Laboratories Inc.

     David Nicholds served as a Director of the Company since September 1998. He is the Vice President, General Counsel and Corporate Secretary of MDS Nordion. He joined MDS Nordion in 1989.

     Paul O'Neill served as a Director of the Company from August 1992 through September 1993. He was reelected as a Director in July 1996. He is currently retired. From January 1985 to March 1992, Mr. O'Neill was President, Chief Executive Officer and a Director of Nordion. From September 1978 to January 1985 he was Chief Financial Officer of Atomic Energy Canada Limited and Corporate Executive Vice President from February 1982 to January 1985.

     Except with respect to Messrs. Nicholds and Hunter, who are appointees of Nordion (see, "Certain Relationships and Related Transactions"), there are no arrangements between any Director and any person pursuant to which he was, or will be, selected as a Director in the past, or as a Nominee for Director for the current year.

Director Meetings and Committees

     During the year ended December 31, 1998, the Board of Directors of the Company held a total of eight (8) meetings. Each of the Directors attended more than 75% of the total number of meetings of the Board of Directors.

     The Board of Directors has a standing Audit Committee, which is the only committee of the Board. The Audit Committee is responsible for recommending to the Board of Directors the engagement or discharge of the independent public accountants, meeting with the independent public accountants to review the plans and results of the audit engagement, approving the services to be performed by the independent public accountants, considering the range of the audit and non-audit fees, reviewing the adequacy of the Company's system of internal accounting, reviewing the scope and results of the Company's internal audit procedures. The Audit Committee is comprised of Messrs. Hammond and O'Neill. The Audit Committee did not meet during 1998, as all matters were addressed by the full Board of Directors.

Compensation of Directors

     There are no standard or other arrangements pursuant to which, and no compensation was paid to, any of the Company's outside Directors for their services to the Company. Although, the Company's Directors are eligible to participate in the Company's Stock Option Plan, which plan is summarized below under "Compensation of Executive Officers - Stock Option Plan", no stock options were awarded to the outside Directors during the year ended
December 31, 1998.

Executive Officers' Compensation

     The following table is a summary of the cash and non-cash compensation paid to or accrued for the past three fiscal years for the Company's Chief Executive Officer. There are no other Officers or individuals whose compensation exceeded $100,000 for the year ended December 31, 1998.

                       Summary Compensation Table
                                 Annual            Long-Term Compensation
                                 ------            ----------------------
                              Compensation                 Awards
                              ------------                 ------
         Name and        Fiscal     Salary     Restricted Stock   Securities
         Principal        Year        ($)         Awards          Underlying
         Position                                                 Options (#)
         --------        ------     ------     ----------------   -----------

     E. W. (Pete) Ellis   1998     $70,000          --            10,000 shs
     President & Chief
     Executive Officer(1)
                          1997     $70,000          --               --
                          1996      $2,692      10,000 shs       100,000 shs
       -----------
       (1) Mr. Ellis was appointed President and Chief Executive Officer of the Company on December 9, 1996. His compensation is set at $70,000 per year.


Employment Agreements

     Pursuant to an offer of employment dated November 11, 1996, Mr. Ellis receives an annual salary of $70,000. In addition, the Company issued to Mr. Ellis, upon commencement of employment, ten thousand (10,000) Common Shares and five-year options to purchase, in the aggregate, 100,000 Common Shares, exercisable commencing December 9, 1997, at the aggregate annual rate of 20,000 shares, for an exercise price equivalent to the closing price of the Common Shares on the date of grant ($1.00). In 1998 he was granted options to purchase 10,000 shares under the incentive stock option plan. Such options are exercisable at $2.75 per share, the market value at date of grant.

Option Grants in 1998

                           Percent of                      Potential Realizable
            Number of        Total                           Value at Assumed
            Securities      Options                          Annual Rates of
            Underlying     Granted to                         Stock Price
             Options       Employees    Exercise             Appreciation for
             Granted          in         Price   Expiration   Option Term (1)
               (2)           1998       ($/sh)     Date       5%         10%
            ----------     ---------    -------- ----------  -----------------

E.W. (Pete)
Ellis         10,000          8.8         2.75      2008     $44,800   $71,300
-----------------
   (1) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing 62.9% and 159.3%, respectively over the term of the option.

   (2) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options vest at the rate of 20% per year for each of the first five years after the date of grant and terminate ten years from the date of grant.

Option Exercises in 1998

     The following table presents information regarding individual exercises of options to purchase the Company's common stock made during 1998 by the Company's Chief Executive Officer.

                      Aggregate Option Exercises In The Last Year
                             and Year End Option Values

   Name     Shares    Value           Number Of                    Value of
           Acquired  Realized        Unexercised                  Unexercised
              On        (1)           Securities                    In-The
           Exercise                   Underlying                  Money Options
                                       Options                     At Year End
                                      At Year End                  End (1)(3)
   ----    --------  --------  ------------------------ -----------------------
                                          Unexercisable           Unexercisable
                                          -------------           -------------
                               Exercisable              Exercisable
                               -----------              -----------
E.W. (Pete)
Ellis       20,000  $100,000(2)   -0-       90,000           -0-     $118,170
--------

  (1) Value calculated by determining the difference between the fair market value of the Common Shares underlying options and the exercise or base price of the options at exercise or at the fiscal year end, as appropriate.

  (2) The exercise price was $1.00, and the fair market value was $3.125 on December 9, 1998, the date of exercise.

  (3) The exercise price is $1.00 and the fair market value was $2.313 at December 31, 1998.

Stock Option Plan

     The Company has reserved under its 1992 Incentive and Non-Statutory Stock Option Plan (the "Plan") 300,000 shares of Common Stock. The Plan is used to attract, maintain and develop management and employees by encouraging ownership of the Company's Common Shares by Directors, Officers, and other employees. A description of the Plan is set forth under "Proposal to Amend the 1992 Incentive and Non-Statutory Stock Option Plan."

     As of March 31, 1999, options to purchase 122,000 shares were outstanding under the Plan. In addition, there were outstanding warrants to purchase 50,000 shares of Common Stock. The exercise price of the options range from $1.00 to $2.75 per share and the warrants are exercisable at $8.25 per share.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Nordion

     The Company, in September 1990, entered into an agreement with MDS Nordion, a corporation located in Kanata, Ontario, Canada ("Nordion"), whereby Nordion agreed to supply the Company with all of the equipment necessary to operate its irradiation facility, including 400,000 curies of Cobalt 60. The total purchase price for the equipment and cobalt was approximately $2,400,000, of which $400,000 was paid and the balance of approximately $2,000,000 was scheduled to become due and payable, without interest, on September 4, 1994. Nordion has converted all but $585,595 of the debt in 1997. The balance of this debt including accrued interest at December 31, 1998 is $850,201. Nordion has agreed to extend the date for repayment of the balance of this indebtedness, and accrued interest, to January 4, 2000. This indebtedness is convertible into common stock with a conversion rate of $.80 per share for the balance of the original loans ($353,200). For all cash advances and interest accrued after August 1, 1997 the conversion option is at 70% of the closing price the day prior to the execution of the option.

     On October 22, 1991 the Company entered into a Reimbursement and Indemnity Agreement with Nordion whereby Nordion assisted the Company in obtaining a surety bond in the sum of $600,000. In connection therewith the Company agreed to reimburse Nordion for any and all liabilities, costs, damages, attorney fees and other expenses which Nordion may sustain as a consequence of the Indemnity Agreement from Nordion to the insurer or payments made by the Canadian Imperial Bank of Commerce on a letter of credit in the amount of $450,000 furnished by the Bank to the insurer on behalf of Nordion, each in connection with the issuance of the surety bond. This surety bond and associated guarantees continue to be in effect.

     In addition to the 1 million curies of Cobalt 60, which were supplied the Company in 1990 and 1991, Nordion, has stored an additional 1.1 million curies at the Company's facility; in anticipation that it would be needed in the Company's operations. Due to the decline in level of radioactivity as a result of decay, there is currently available approximately 1.4 million curies both owned and stored. Although the additional Cobalt-60 is located on the Company's premises and available to it for use in processing, title to this Cobalt-60 continues to be held by Nordion and may be removed by Nordion in its discretion at any time.

     In 1998 Nordion agreed to guarantee a line of credit of $300,000 from a bank. On December 31, 1998 $225,000 of this amount is available to fund 1999 operations.

     The agreements with Nordion provide that, until the Company pays its debt to Nordion in full, the Company may not compete with Nordion's existing customers in their irradiation of non-food products, unless the Company obtains Nordion's prior consent. This provision could make it difficult for the Company to succeed in the event that irradiation of food and related products is not sufficient to allow the Company to become profitable.

                           PROPOSAL TO AMEND THE
                            1992 INCENTIVE AND
                       NON-STATUTORY STOCK OPTION PLAN

     The Company maintains a 1992 Incentive and Non-Statutory Stock Option Plan (the "Plan") under which incentive and non-qualified options may be granted to employees, directors and certain key affiliates. Under the Plan, options may be granted at not less than the fair market value on the date of grant.

     The 1992 Plan originally reserved 150,000 shares of the Company's Common Stock for issuance thereunder. Currently, 133,000 of the 150,000 options authorized are outstanding. The Company has in the past utilized and wishes in the future to utilize the Plan to attract, maintain and develop management by encouraging ownership of the Company's Common Stock by key employees, directors and others.

     Options under the Plan are either "incentive options" ("ISOs") under
Section 422A of the Internal Revenue Code of 1986, as amended, or "non-qualified stock options" ("NQOs") which are not intended to so qualify.

     On August 10, 1998, the Board of Directors approved and recommends to the shareholders that they approve a proposal to amend the Company's Plan to increase the number of shares of Common Stock available for grant under the Plan from 150,000 to 300,000. The proposed amendment will cause Section 3.1 of the Plan to be replaced with the following revised Section 3.1:

     3.1 Shares Subject to Plan. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share ("Common Stock"). The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed 300,000 shares of Common Stock.

     The proposed amendment to the Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the Meeting. Proxies will be voted in accordance with the specifications marked thereon and, if no specification is made, will be voted "FOR" adoption of the proposed amendment to the Plan.

     Except for such amendment, if approved by holders of a majority of the shares present in person or represented by proxy at the meeting, the Plan will remain unchanged. The following is a summary of the provisions of the Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which may be obtained from the Company.

Summary Description of the Stock Option Plan

     The Plan is administered by the Board of Directors of the Company. The Board is authorized to grant incentive stock options to officers and other key executive and management employees of the Company.

     If there is a stock split, stock dividend, or other relevant change affecting the Company's shares, appropriate adjustments would be made in the number of shares that could be issued in the future and in the number of shares and price under all outstanding grants made before the event. Future options may also cover such shares as may cease to be under option by reason of total or partial expiration, termination or voluntary surrender of an option.

     The aggregate fair market value (determined at the time an option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by any person during any calendar year under the Plan shall not exceed $100,000.

     The vesting period for options granted under the Plan are set forth in an option agreement entered into with the optionee. ISOs granted to an optionee terminate 90 days after retirement termination of employment for reasons other than death or disability. In the event of death or disability, all vested options expire 180 days from the date of death and 12 months from termination of employment due to disability.

     Unless otherwise provided in any option, each outstanding option shall become immediately fully exercisable in the event of: (i) a change of control of the Company, (ii) a merger, consolidation, reorganization or dissolution in which the Company does not survive, or (iii) the sale, release, exchange or disposition of substantially all the property and assets of the Company.

Stock Options

     The Board of Directors and the Committee may grant options qualifying as ISOs under the Internal Revenue Code of 1986, as amended, or as NQOs. The Committee determines the duration of each option; however, the term of an option cannot exceed ten (10) years from the date of grant and cannot exceed five (5) years in the case of a greater than 10% shareholder. The option price for an ISO is the fair market value of a share of the Company's Common Stock on the date of grant, whereas the option price for an NQO may be more or less than the fair market value on the date of grant. The grantee can pay the option price in cash, or if permitted, by delivering to the Company shares of Common Stock owned by the grantee that have a fair market value equal to the option price. Shares cannot be issued or transferred upon the exercise of an option until the option price is paid in full.

     At April 13, 1999 the market value per share of Common Stock was $3.875.

Federal Income Tax Consequences

     The holder of an ISO does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the option is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the at the exercise date, and the Company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

     An optionee does not realize taxable income upon the grant of an NQO if the exercise price is equal to the fair market value. If the exercise price is less than the fair market value, the optionee will realize income equal to the difference between the exercise of the NQO in an amount equal to the difference between the exercise price and the market value on the date of exercise. The Company is entitled to a deduction at the same time and in a corresponding amount.

     In general, if an optionee delivers previously-owned shares in payment of the exercise price of an option, no gain or loss will be recognized on the exchange of the previously-owned shares for an equivalent number of newly issued shares. However, if the previously-owned shares delivered in payment of the exercise price were acquired pursuant to the exercise of an ISO and if the requisite option holding periods are not satisfied (see above), then the optionee will realize ordinary income on the delivery of the previously-owned shares as in the case of any other "early" disposition of option-acquired shares.

Recommendation of the Board

     The Board of Directors recommends a vote "FOR" the proposal to amend the Company's Stock Option Plan to increase the number of shares of Common Stock available for grant from 150,000 to 300,000. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of such increase.

                     SECURITY OWNERSHIP OF MANAGEMENT AND
                         CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of March 1, 1999, the ownership of Common Stock of the Company of (i) all persons known by the Company to own beneficially 5% or more of such Common Stock, (ii) each current director and officer of the Company and (iii) all current directors and officers as a group, together with their percentage holdings at such date. The addresses of all holders of 5% or more of the Common Stock are included in the table.
-------------------------------------------------------------------------------
     Name and Address                    Amount and Nature         Percentage
    of Beneficial Owner                of Beneficial Owner (1)(2)  of Class (3)
-------------------------------------------------------------------------------
MDS Nordion                                 6,863,049 (4)(5)          63.1
   447 March Road-Kanata Ontario
   Canada K2K 1X8

E. W. (Pete) Ellis                             30,000                  (*)

Harley W. Everett                               9,200 (6)              (*)

Frank M. Fraser                                    -0-                  -0-

John Hammond                                       -0-                  -0-

R. Craig Hunter                             6,863,049 (7)             63.1

David Nicholds                              6,863,049 (7)             63.1

Paul O'Neill                                       -0-                  -0-

All Directors and
Officers as a group (7 persons)             6,902,249                 63.6
___________________
*Less than 1%

(1) In accordance with Rule 13d-3 promulgated pursuant to the Exchange Act, a person is deemed to be the beneficial owner of the security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.
(2) Except as otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to all of the Common Shares beneficially owned by them.
(3) In calculating the percentage ownership for a given individual or group, the number of Common Shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group.
(4) Includes approximately 545,655 Common Shares which MDS Nordion has the right to acquire within sixty (60) days. Dispositive rights to these shares are held by MDS Nordion's Board of Directors, and Messrs. Hunter and Nicholds exercise voting power. See footnote (7) below.
(5) MDS Inc, a Canadian corporation whose shares of common stock are traded on the Toronto Stock Exchange and MDS Laboratories Inc, a subsidiary of MDS Inc, is the majority shareholder of MDS Nordion (approximately 99%), and as such, MDS Inc. may be deemed to have beneficial ownership of the Common Shares, which are held of record by MDS Nordion.
(6) Includes 7,200 shares underlying options which are currently exercisable, or exercisable by Mr. Everett within the next sixty (60) days.
(7) Messrs. Hunter and Nicholds are designees of MDS Nordion to serve on the Company's Board of Directors. In their capacity as such, they exercise voting power with respect to the shares held of record by MDS Nordion. Messrs. Hunter and Nicholds disclaim beneficial ownership of the Common Stock of the Company which Nordion owns or has the right to acquire.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, all executive officers, directors, and each person who is the beneficial owner of more than 10% of the common shares of a company that files reports pursuant to Section 12 of the Exchange Act, are required to report the ownership of such common shares, options, and stock appreciation rights (other than certain cash-only rights), and any changes in that ownership, with the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to report, in this Information Statement, any failure to comply therewith during the last year. The Company believes that all of these filing requirements were satisfied except as follows: Messrs. Hunter and Nicholds each filed a late Form 3 report when becoming a Director of the Company. Nordion also filed one late Form 4 report covering eight transactions. In making this statement, the Company has relied, as permitted, on copies of the reporting forms received by it in the last completed fiscal year.

                             SOLICITATION COSTS

     The Company will bear the costs of preparing, assembling and mailing the Information Statement and the 1998 Annual Report in connection with the Annual Meeting.

                           SHAREHOLDER PROPOSALS

     Eligible Shareholders who wish to present proposals for action at the 2000 Annual Meeting of Shareholders should submit their proposals in writing to the President of the Company at the address of the Company set forth on the first page of this Information Statement. Proposals must be received by the President no later than January 2, 2000 for inclusion in next year's Proxy Statement and proxy card. A Shareholder is eligible to present proposals if, at the time he or she submits a proposal or proposals, the Shareholder owns at least 1% or $1,000 in market value of Common Shares and has held such shares for at least one year, and the Shareholder continues to own such shares through the date of the 2000 Annual Meeting.

                              OTHER MATTERS

     At the time of the preparation of this Information Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting, other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein.

                                       By Order of the Board of Directors

                                       /s/ Pete Ellis

                                       E. W. (Pete) Ellis
                                       President

April 19, 1999
Mulberry, Florida